Exhibit 32.1


                      TOTAL ENTERTAINMENT RESTAURANT CORP.
                      REPORT ON FORM 10-K DECEMBER 30, 2003

                 CERTIFICATION BY STEVEN M. JOHNSON PURSUANT TO
                  18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Chief Executive Officer of Total Entertainment Restaurant Corp. (the "Company"), hereby certifies, to the best of my knowledge, that the Form 10-K of the Company for the year ended December 30, 2003 (the "Annual Report") accompanying this certification fully complies with the requirements of the Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.




     Date   March 29, 2004                   /s/ STEVEN M. JOHNSON
         ----------------------              -----------------------------------
                                             Steven M. Johnson
                                             Chief Executive Officer